Exhibit (d)(5)

                                SECOND AMENDMENT
                            TO ACQUISITION AGREEMENT

      This SECOND AMENDMENT TO ACQUISITION AGREEMENT (this "Amendment") is dated as of January 14, 2003 and is made by and among SBI AND COMPANY, a Utah corporation ("Parent"), SBI PURCHASE CORP., a Delaware corporation and a wholly-owned subsidiary of SBI ("Purchaser") and RAZORFISH, INC., a Delaware corporation ("Razorfish"). Capitalized terms used herein and not otherwise defined shall be given the meaning ascribed to such terms in the Acquisition Agreement and Agreement and Plan of Merger, dated as of November 21, 2002, by and among Parent, Purchaser and Razorfish, as amended as of January 6, 2003 (the "Acquisition Agreement").

      WHEREAS, on January 6, 2003, Parent, Purchaser and Razorfish mutually agreed that the Minimum Condition shall be determine with respect to issued and outstanding Razorfish Shares; and

      WHEREAS, Parent, Purchaser and Razorfish desire to further amend the Acquisition Agreement (a) to reflect the prior agreement of the parties with respect to the Minimum Condition, (b) to make a conforming change to provide that the number of directors Parent is entitled to appoint on completion of the Offer is based on the number of Razorfish Shares so acquired compared to the outstanding number of Razorfish Shares and (c) to clarify that the Merger may be approved by written consent of the holders of a majority of the Razorfish Shares in lieu of the Razorfish Stockholders Meeting, all in accordance with the terms and conditions set forth herein.

      NOW, THEREFORE, in consideration of the foregoing and for other good and valuable consideration, the legal sufficiency of which is hereby expressly acknowledged, the parties hereto agree as follows:

      1. Amendment of the Acquisition Agreement. The following amendments are hereby made to the Acquisition Agreement:

      (a) The second sentence of Section 1.1.1 of the Acquisition Agreement is hereby deleted in its entirety and replaced with the following:

      The obligation of the Purchaser to accept for payment and pay for Razorfish Shares tendered pursuant to the Offer will be subject only to the following conditions: (i) that there will be validly tendered and not withdrawn prior to the final expiration of the Offer that number of Razorfish Shares, together with Razorfish Shares then owned by the Parent, the Purchaser and their respective Subsidiaries that represents at least a majority of Razorfish Shares outstanding (the "Minimum Condition") and
      (ii) the satisfaction or waiver by the Purchaser as permitted hereunder of the other conditions set forth in Annex I hereto.

      (b) The first sentence of Section 1.3.1 of the Acquisition Agreement is hereby deleted in its entirety and replaced with the following:

            1.3.1 Designation; Independent Directors. Promptly upon the purchase of and payment for Razorfish Shares by the Parent or the Purchaser representing

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      at least a majority of the then issued and outstanding Razorfish Shares, the Purchaser will be entitled to designate for appointment or election to Razorfish's then existing Board of Directors, upon written notice to Razorfish, such number of directors, rounded up to the next whole number, on the Board of Directors such that the percentage of its designees on the Board will equal the percentage of the then issued and outstanding Razorfish Shares owned of record by the Parent and its direct or indirect Subsidiaries.

      (c) The following is hereby inserted as the last sentence in Section 2.7 of the Acquisition Agreement:

      If following the Consummation of the Offer or any subsequent offering period, the Purchaser owns at least fifty percent (50%) of the outstanding Razorfish Shares, each of the parties hereto will, at the Purchaser's request, take all necessary and appropriate action to cause the Merger to become effective as soon as reasonably practicable after such acquisition, without a Razorfish Stockholders Meeting, in accordance with Section 228 of the Delaware Act.

      (d) The last sentence of Section 5.2.1 of the Acquisition Agreement is hereby deleted in its entirety and replaced with the following:

      The number of Razorfish Shares outstanding required to be validly tendered to satisfy the Minimum Condition, calculated as of November 19, 2002, is 2,417,513.

      (e) Section 6.2 is hereby deleted in its entirety and replaced with the following:

      6.2 Razorfish Stockholders Meeting; Certain Filings.

            6.2.1 Razorfish Stockholders Meeting. If, after the Consummation of the Offer the Merger cannot be consummated under Section 253 of the Delaware Act in accordance with Section 2.7, Razorfish will:

                  6.2.1.1 prepare and file with the SEC a preliminary proxy or information statement in accordance with the Exchange Act relating to the Merger and this Agreement, and use commercially reasonable efforts to obtain and furnish the information required to be included therein by the Exchange Act and the SEC and, after consultation with the Parent, respond promptly to any comments made by the SEC with respect thereto, and to cause a definitive proxy or information statement (including any amendment or supplement thereto, the "Proxy Statement"), to be mailed to its stockholders, provided that no amendment or supplement to the Proxy Statement will be made by Razorfish without consultation with the Parent and its counsel. The Proxy Statement will include the recommendation of Razorfish's Board of Directors that the Razorfish Stockholders approve and adopt this Agreement and the Merger (the "Razorfish Recommendation"); and

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                  6.2.1.2 if, after the Consummation of the Offer, the Merger cannot be consummated under Section 228 of the Delaware Act in accordance with Section 2.7, Razorfish will:

                        (a) duly call, give notice of, convene and hold a
                  special meeting of its stockholders (the "Razorfish Stockholders Meeting") for the purpose of obtaining Razorfish Stockholder Approval; and

                        (b) use commercially reasonable efforts to secure
                  Razorfish Stockholder Approval, including, if necessary, using commercially reasonable efforts to solicit proxies from its stockholders.

            6.2.2 Proxy Statement. In the event a Razorfish Stockholders Meeting is required under applicable Law in order to consummate the Merger or the Merger is to be consummated under Section 228 of the Delaware At in accordance with Section 2.7, the Parent will provide Razorfish with the information concerning the Parent and the Purchaser required to be included in the Proxy Statement, and will vote or cause to be voted (or, as applicable, provide written consent with respect to) all Razorfish Shares held by the Parent or its Subsidiaries in favor of the adoption and approval of this Agreement and the transactions contemplated hereby. In addition, each of the Parent and the Purchaser agrees that from (and including) the Consummation of the Offer through the Effective Time, it will not sell, transfer, pledge, assign, exchange or otherwise dispose of any Razorfish Shares, including those purchased in the Offer.

            6.2.3 Information Provided by Razorfish. The information that is supplied by Razorfish expressly for inclusion or incorporation by reference in the Offer Documents, the Schedule 14D-9 or the Proxy Statement will not contain any untrue statement of a Material fact or omit to state any Material fact required to be stated therein or necessary in order to make the statements therein, in light of the circumstances under which they were made, not misleading, at, (i) with respect to the Offer Documents, the time the Offer Documents are filed with the SEC, (ii) with respect to the Schedule 14D-9, the time the Schedule 14D-9 is filed with the SEC, and (iii) with respect to any Proxy Statement, the time the Proxy Statement (or any amendment thereof or supplement thereto) is first mailed to the Razorfish Stockholders, the time of the Razorfish Stockholders Meeting, if any, and the Effective Time.

      (e) The definition of "Razorfish Stockholders Meeting" in Article XI of the Agreement is hereby deleted in its entirety and replaced with the following:

      "Razorfish Stockholders Meeting" is defined in Section 6.2.1.2.

      2. Effective Date of Amendment. This Amendment shall be effective as of the date first set forth above.

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      3. Effect of Amendment. Except as modified by this Amendment, the
Acquisition Agreement is ratified and affirmed and shall remain in full force and effect. This Amendment shall inure to the benefit of, and be binding upon, the parties to this Amendment and their respective successors and assigns. This Amendment shall be governed in all respects, including validity, interpretation and effect, by the internal law, not the law of conflicts, of the State of Delaware. This Amendment may be executed in any number of duplicate originals or counterparts, each of which when so executed shall constitute in the aggregate but one and the same document.

                   [Signature page follows on next full page]

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      IN WITNESS WHEREOF, Parent, Purchaser and Razorfish have caused this
Amendment to be signed as of the date first written above by their respective officers or representatives thereunto duly authorized.



                                      SBI AND COMPANY

                                      By:    /s/ L. Tim Pierce
                                             ----------------------------------
                                      Name:  L. Tim Pierce
                                             ----------------------------------
                                      Title: Chief Financial Officer
                                             ----------------------------------


                                      SBI PURCHASE CORP.

                                      By:    /s/ L. Tim Pierce
                                             ----------------------------------
                                      Name:  L. Tim Pierce
                                             ----------------------------------
                                      Title: Chief Financial Officer
                                             ----------------------------------


                                      RAZORFISH, INC.

                                      By:    /s/ John J. Roberts
                                             ----------------------------------
                                      Name:  John J. Roberts
                                             ----------------------------------
                                      Title: Chief Financial Officer
                                             ----------------------------------


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